Exhibit 10.41

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

EXCLUSIVE LICENSE AGREEMENT

between

THE CLEVELAND CLINIC FOUNDATION

and

ASPEN NEUROSCIENCE, INC.

dated as of

August 18, 2026

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is made and entered into effective as of August 18, 2026 (the “Effective Date”), by and between The Cleveland Clinic Foundation, a nonprofit Ohio corporation (“CCF” or “Licensor”), and Aspen Neuroscience, Inc., a Delaware corporation (“Licensee”).

RECITALS:

WHEREAS, CCF and Parker Hannifin Corporation (“Parker”) are parties to a Joint Development Agreement dated June 30, 2016 (hereinafter referred to as “CCF-Parker JDA”), pursuant to which CCF and Parker agreed to jointly develop technologies relating to equipment, software, validated methods, and protocols related to cell assessment and processing (the “Inventions”); and

WHEREAS, as a result of the CCF-Parker JDA, CCF and Parker own certain patents and/or patent applications pertaining to the Inventions, developed by [***] (collectively, the “Inventors”) that they believe should be developed and commercialized for the greater public good, in each case subject to the terms, conditions and other provisions contained herein; and

WHEREAS, Licensor, Cell X Technologies, Inc. (“Cell X”), and Parker entered into that certain Exclusive License Agreement, effective as of June 5, 2019, as subsequently amended and restated by the Amended & Restated Exclusive License Agreement effective as of January 19, 2024 (the “Cell X Agreement”), pursuant to which Licensor and Parker granted to Cell X an exclusive commercial license with respect to certain intellectual property pertinent to the Inventions; and

WHEREAS, in order to facilitate further development and commercialization of the technology covered by such aforementioned patents and/or patent applications, Licensor and Parker entered into that certain Patent Joint Ownership and Revenue Sharing Agreement dated on or around December 22, 2023 (the “IIA”), pursuant to which Licensor and Parker agreed that Licensor has the right to grant commercial licenses to the Inventions; and

WHEREAS, Licensee and Cell X entered into that certain Collaboration and License Agreement, dated as of January 22, 2024 (“Aspen-Cell X Agreement”), under which Licensee acquired certain exclusive and non-exclusive licenses under intellectual property controlled by Cell X, including certain exclusive and non-exclusive sublicenses under the intellectual property pertinent to the Inventions under the Cell X Agreement as a sublicensee of Cell X; and

WHEREAS, Licensor, Licensee, and Cell X entered into that certain side letter agreement dated January 22, 2024 (“Side Letter”), under which Licensor consented to the Aspen-Cell X Agreement, including Cell X granting such sublicense under the Aspen-Cell X Agreement to Licensee, and the parties agreed to certain additional and superseding terms regarding the Cell X Agreement, including the allocation of specific economic, royalty, milestone, and survival terms uniquely applicable to Licensee in the event of termination of the Cell X Agreement or otherwise if Licensee were to become the direct licensee of Licensor; and

WHEREAS, as of the Effective Date, (a) Licensee and Cell X have amended and restated the Aspen-Cell X Agreement, pursuant to which Cell X has granted certain exclusive and non-exclusive licenses under intellectual property controlled by Cell X (but excluding intellectual property pertinent to the Inventions licensed from Licensor to Cell X under the Cell X Agreement), (b) Licensor and Cell X have amended the Cell X Agreement to amend the scope of the licenses under intellectual property pertinent to the Inventions, and (c) Licensee, Licensor and Cell X have terminated the Side Letter, in each case in contemplation of Licensor and Licensee entering into this Agreement; and

WHEREAS, Licensor desires to grant directly to Licensee certain exclusive and non-exclusive licenses under the intellectual property pertinent to the Inventions in order to develop and commercialize such technology, and Licensee desires such licenses and agrees to use commercially reasonable efforts to develop and commercialize such technology, in each case subject to the terms, conditions and other provisions contained herein; and

WHEREAS, Parker agrees that this Agreement is permitted under the IIA and desires to evidence its consent to the transactions contemplated hereby, including without limitation the granting of a commercial license to the technology covered by the IIA.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1

DEFINITIONS

1.1.
Defined Terms. In addition to such terms as are defined elsewhere in this Agreement, the capitalized terms in this Agreement shall have the following meanings:

“Action” has the meaning set forth in Section 10.1.1.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent” has the meaning set forth in Section 23.5.

“Agreement” has the meaning set forth in the Preamble.

“Aspen-Cell X Agreement” has the meaning set forth in the Recitals to this Agreement.

“Aspen CT Products” means Licensed Products that are cellular therapeutic products.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“CCF-Parker JDA” has the meaning set forth in the Recitals.

“Cell X” has the meaning set forth in the Recitals.

“Cell X Agreement” has the meaning set forth in the Recitals to this Agreement.

““Celligent Platform” means Cell X’s proprietary platform used to develop cell culture processes, including [***].

“Change in Control” of Licensee means (a) a merger or consolidation of Licensee, (b) a transaction or series of related transactions in which any Person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of Licensee, or (c) the sale or other transfer to a third party of all or substantially all of Licensee’s assets.

“Claim” has the meaning set forth in Section 10.1(a).

“Commercialization Milestone Payment” has the meaning set forth in Section 3.5(a).

“Commercialize” has the meaning set forth in Section 2.1(b).

“Confidential Information” means all non-public, confidential, or proprietary information of a party, or its Affiliates or Representatives, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as “confidential” and includes the terms and existence of this Agreement and any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary, including, without limitation, the Licensed Know-how.

Confidential Information does not include information that the Receiving Party can demonstrate by documentation: (i) was already known to the Receiving Party without restriction on use or disclosure prior to the receipt of such information directly or indirectly from or on behalf of the Disclosing Party; (ii) was independently developed by the Receiving Party without use or reference to the Disclosing Party’s Confidential Information; (iii) is or becomes generally known to the public or otherwise becomes publicly available, other than through a breach of this Agreement by the Receiving Party; or (iv) is or was made available to the Receiving Party by a third party having the lawful right to do so without breaching any obligation of confidentiality to the Disclosing Party.

“Debarred” has the meaning set forth in Section 23.5.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Declaring Party” has the meaning set forth in Section 9.2.2.

“Default” means any of the events specified in Section 7.2, Section 7.3, or anywhere else in this Agreement, which results in (a) Licensor having the right to terminate this Agreement or (b) automatic termination of this Agreement.

“Derivative Work(s)” has the meaning set forth in 17 U.S.C. §101.

“Development Milestone Payments” has the meaning set forth in Section 3.5(c).

“Development Milestones” has the meaning set forth in Section 3.5(c).

“Disclosing Party” has the meaning set forth in Section 8.1.

“Dispute” has the meaning set forth in Section 9.2.1.

“Effective Date” has the meaning set forth in the Preamble.

The expression “expiration” and “expire”, when referring to a claim in a Licensed Patent, means any expiration, revocation, invalidation, or other termination of a Licensed Patent incorporating the pending, issued, or enforceable claim.

“Exclusive Indications” means [***].

“FDA” has the meaning set forth in the definition of Regulatory Authority.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government.

“Healthcare Laws” means those Laws that are generally applicable to manufacturers, developers, providers, practitioners, distributors, marketers, and suppliers of health care items and services including, but not limited to: (i) federal, state and local licensure, permit, registration, and regulatory requirements; (ii) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and all regulations promulgated thereunder by the FDA, along with any related foreign, state, provincial, or local laws and regulations in any jurisdiction in which Licensee operates or any Licensed Products are sold; (iii) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute), including specifically, the Ethics in Patient Referrals Act, as amended, 42 U.S.C. §1395nn, and its implementing regulation, 42 C.F.R. §§ 411.350 et seq. (collectively, the “Stark Law”), 42 U.S.C. § 1395nn; (iv) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); (v) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health (“HITECH”) Act, as amended; (vi) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); (vii) the Civil False Claims Act, 31 U.S.C. §§3729 et seq.; (viii) the Criminal False Claims Act, 18 U.S.C. §287; (ix) the False Statements Relating to Health Care Matters Act, 18 U.S.C. §1035; (x) the Health Care Fraud Act, 18 U.S.C. §1347; (xi) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (xii) the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; (xiii) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (xiv) the Exclusion Laws, 42 U.S.C. § 1320a-7; (xv) the Patient Protection and Affordable Care Act, Public Law 111-148; (xvi) all other Laws issued by any state or federal authority concerning matters similar to those above; and (xvii) all regulations, rules, interpretations, orders, or decrees issued under or in connection with any of the foregoing by any Governmental Authority, each as amended from time to time.

“HIPAA” has the meaning set forth in the definition of Healthcare Laws.

“HITECH” has the meaning set forth in the definition of Healthcare Laws.

“Indemnitee” has the meaning set forth in Section 10.1.1.

“Indication” means any generally acknowledged disease or condition, a significant manifestation of a disease or condition, or symptoms associated with a disease or condition or a risk for a disease or condition for which an MAA may be obtained.

“Infringement Notice” has the meaning set forth in Section 6.4.1.

“Initiation” of a clinical trial means the dosing of the first human patient in such clinical trial.

“Invention” has the meaning set forth in the Recitals.

“Inventors” has the meaning set forth in the Recitals.

“iPSCs” has the meaning set forth in the definition of Licensed Field.

“Issue Fee” has the meaning set forth in Section 3.1.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of law of any Governmental Authority or Regulatory Authority.

“Leukodystrophies” means the [***].

“License” means, collectively, the licenses granted under Section 2.1.

“Licensed Field” means (a) autologous or allogenic induced pluripotent stem cells (“iPSCs”) and cells derived from iPSCs for the diagnosis, treatment or prevention of the Exclusive Indications, (b) autologous iPSCs and cells derived from iPSCs for the treatment or prevention of the Non-Exclusive Indications (the fields in (a) and (b), the “Therapeutic Fields”), and (c) any activities involving the making, use, development, manufacture, processing, testing, or validation of Licensed Instruments solely to the extent such Licensed Instruments are used as research, manufacturing, processing, or analytical tools to enable the iPSCs or cells derived from iPSCs within the Therapeutic Fields and not as standalone commercial products.

“Licensed Instruments” means the automated cell processing systems, including all hardware, software, and related components, that embody or utilize the Licensed Technology, including, without limitation, the Celligent Platform.

“Licensed Know-how” means the Software, as well as unpatentable or unpatented developments, ideas, know-how, information, data, trade secrets, prototypes, specifications, results, studies, analyses, inventions, materials, software, documentation, methods, processes, designs, concepts, or techniques that are (a) known to the Inventors or members of their laboratory while employees of Licensor, (b) pertinent or useful in practicing any invention taught or claimed in the Licensed Patents, and necessary to use Licensed Products or practice Licensed Patents, (c) applicable within the Licensed Field and (d) unpublished Confidential Information of Licensor. Licensed Know-how does not include: (i) any rights in or information related to any patent or patent application that is not a Licensed Patent; or (ii) any developments, ideas, know-how, information, methods, processes, designs, concepts, or techniques developed by Licensor after the Effective Date.

“Licensed Patents” means the patents and patent applications listed on Appendix A, together with (a) all patents that issue therefrom, and (b) all corresponding foreign patents and patent applications thereof, together with all divisionals, continuations (but excluding continuations-in-part), reissues, reexaminations, extensions, or renewals of any of the foregoing having the same priority date as the parent and listing at least one of the Inventors as inventors.

“Licensed Patent Challenge” has the meaning set forth in Section 6.5(a).

“Licensed Product” means any product within the Licensed Field: (a) the making, using, selling, offering for sale, or importing of which would, absent the License granted under this Agreement, infringe one or more Valid Claims; or (b) that is primarily and materially made through the use of the Licensed Know-how.

“Licensed Technology” means, collectively, (a) the Software, (b) the Licensed Patents and (c) the Licensed Know-how.

“Licensee” has the meaning set forth in the Preamble.

“Licensor” has the meaning set forth in the Preamble.

“Losses” means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“MAA” means a Marketing Authorization Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. C.F.R.§ 314.3 et seq, a Biologics License Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. C.F.R. § 601, and any equivalent application submitted in any country or group of countries in the Territory, to obtain marketing approval for a pharmaceutical product, in a country or in a group of countries including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.

“MAR” has the meaning set forth in Section 3.4(a).

“Milestone” has the meaning set forth in Section 3.5(d).

“Milestone Payments” has the meaning set forth in Section 3.5(d).

“Net Sales” means the total gross amount paid or payable to Licensee or any Sublicensee (except as provided below) for sales of Aspen CT Products less the sum of the following amounts, without duplication: (a) discounts allowed in amounts customary in the trade (including trade, case and quantity credits, discounts, refunds and rebates); (b) sales, value-added, excise, tariff duties and use taxes directly imposed and with reference to particular sales; (c) [***]; and (d) amounts allowed or credited on returns all of which shall be itemized and recorded. Aspen CT Products will be considered “sold” when (i) shipped to the third party purchaser (in the case of products) or provided to third party customers (in the case of services), or (ii) billed or invoiced, whichever occurs first.

For non-cash and partial-cash sales, the applicable Aspen CT Product shall be considered [***]. For sales not at arms-length, Net Sales shall be equal to [***].

For the purposes of calculating Net Sales, all calculations of Net Sales shall be in accordance with GAAP and based on, or valued as if based on, bona fide arms’ length transactions and not on [***].

Net Sales shall not include (a) revenue from sales of replacement parts not covered by a Valid Claim or (b) revenue from sales of third party sourced components not covered by a Valid Claim.

Where Aspen CT Products are not sold, but are otherwise transferred or disposed of, the Net Sales amount of such Aspen CT Product for the purposes of calculating aggregate Net Sales as contemplated by Section 3.5(a) shall be [***]. Where such products are not then currently being offered for sale by Licensee, the Net Sales price of products otherwise disposed of, for the purpose of calculating such aggregate Net Sales amount, shall be [***].

The expression “transferred or otherwise disposed of” means (y) not sold but delivered or provided, directly or indirectly, by Licensee or Sublicensees to others (including deliveries for export), regardless of any return or exchange consideration; or (z) exploited or otherwise used by Licensee or Sublicensees for any purpose other than routine testing of such Aspen CT Product.

“Non-Exclusive Indications” means [***].

“Notice” has the meaning set forth in Section 9.2.2.

“Parker” has the meaning set forth in the Recitals to this Agreement.

“Patenting Costs” means any and all costs and expenses, including without limitation government fees and attorneys’ fees and costs, related to the preparing, filing, prosecuting, issuing, and maintaining any of the Licensed Patents, including continuations, extensions, re-examinations, reissues, and appeals.

“Person” means any individual, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or other legal entity of any kind, foreign or domestic.

“Receiving Party” has the meaning set forth in Section 8.1.

“Regulatory Approval” means any approvals (including supplements, amendments, pre‑ and post‑approvals, and price approvals), licenses, registrations, or authorizations, howsoever called, of any Regulatory Authority, which are necessary for the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing, and/or sale of a Licensed Product in a regulatory jurisdiction.

“Regulatory Authority” means the United States Food and Drug Administration (“FDA”) or any counterpart of the FDA outside the United States, or other national, supra‑national, regional, state, or local regulatory agency, department, bureau, commission, council, ethics committee, review board, or other entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing, and/or sale of a Licensed Product.

“Regulatory Filings” means any filings, and all data contained therein, as may be required by the FDA or equivalent foreign Regulatory Authorities for the development, manufacture, or commercialization of a Licensed Product hereunder.

“Representatives” means a party’s employees, officers, directors, consultants, and legal advisors.

“Reserved Interests” has the meaning set forth in Section 2.6.

“Review Period” has the meaning set forth in Section 2.4.2.

The terms “sale”, “sold” and “sell” as used in this Agreement include without limitation sales, leases, licenses, rentals, and other modes of distribution or transfer of a product for its beneficial use.

“Sales Milestone” has the meaning set forth in Section 3.5(b).

“Sales Milestone Payment” has the meaning set forth in Section 3.5(b).

“Software” means (i) the computer programs and software described in Exhibit A. and in existence as of June 5, 2019, and (ii) Licensor’s interests in any Derivative Works of such programs and software as described in clause (i).

“Stark Law” has the meaning set forth in the definition of Healthcare Laws.

“Sublicense” shall mean an agreement in which Licensee has, pursuant to Section 2.2, granted to a third party a sublicense to any of the rights licensed to Licensee hereunder; provided, that “Sublicense” shall exclude (a) any third party wholesalers, resellers, or distributors that purchase Licensed Product solely for the purpose of reselling that Licensed Product to end users in the Territory and (b) any third party subcontractors, contract research organizations and contract development and manufacturing organizations that are engaged by Licensee to conduct development or manufacturing activities on behalf of, or for the benefit of, Licensee, its Affiliates or Sublicensees.

“Sublicensee” shall mean any Person to whom Licensee has granted a Sublicense.

“Taxes” means any and all present or future income, stamp, or other taxes, levies, imposts, duties, deductions, charges, fees, or withholdings imposed, levied, withheld, or assessed by any Governmental Authority, together with any interest, additions to tax, or penalties imposed thereon and with respect thereto.

“Term” has the meaning set forth in Section 7.1.

“Territory” means worldwide.

“Valid Claim” means, on a country-by-country basis, (a) any issued claim of any Licensed Patent that (i) has not expired or lapsed, (ii) has not been admitted by Licensor or otherwise caused to be invalid or unenforceable through reissue, disclaimer or otherwise, and (iii) has not been held invalid or unenforceable by a Governmental Authority of competent jurisdiction from whose judgment no appeal is allowed or timely taken or (b) a pending claim of a pending patent application within the Licensed Patents that (i) has been asserted and continues to be prosecuted in good faith, (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling and (iii) has been pending for less than six (6) years from the date of the first substantive office action considering patentability of such claim (for claims filed in the United States) or the date of the first regional or national phase Examiner’s report considering patentability of such claim (for claims filed outside of the United States) (at which time such pending claim shall cease to be a Valid Claim for purposes of this Agreement unless and until such claim becomes the claim of an issued patent pursuant to clause (a) above).

1.2.
Interpretation.
(a)
For purposes of this Agreement: (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.
(b)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Unless the context otherwise requires, references herein: (i) to Sections, Appendices and Exhibits refer to the Sections of, and Appendices and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Appendices and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
(d)
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect from time to time.

Article 2

GRANT; SUBLICENSING

2.1.
License Grant.
(a)
License for Aspen CT Products. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee (i) the exclusive, worldwide license in the Licensed Field solely for the Exclusive Indications (with the right to sublicense pursuant to Section 2.2) under the Licensed Technology to develop, have developed, practice, have practiced, make, have made, use, sell, offer to sell, import, and commercialize Aspen CT Products in the Territory, and (ii) a non-exclusive, worldwide license in the Licensed Field for the Non-Exclusive Indications (with the right to sublicense pursuant to Section 2.2) under the Licensed Technology to develop, have developed, practice, have practiced, make, have made, use, sell, offer to sell, import, and commercialize Aspen CT Products in the Territory.
(b)
License to Licensed Instruments. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive (with respect to the Exclusive Indications) or non-exclusive (with respect to Non-Exclusive Indications), worldwide license under the Licensed Technology to develop, have developed, practice, have practiced, make, have made, and use Licensed Instruments in the Licensed Field, with the right to sublicense as set forth in Section 2.1(c) below. For the avoidance of doubt, the licenses granted by Licensor to Licensee under this Section 2.1(b) do not include the right to sell, offer for sale, distribute, lease, sublicense, or otherwise exploit for monetary or other commercial consideration Licensed Instruments as a sole commercial offering (“Commercialize”); provided, however, that Licensee may transfer Licensed Instruments to third parties for consideration equal to Licensee’s costs and expenses to manufacture, ship, and install such Licensed Instruments, and not for any internal overhead, margin, profit, or markup. Any such transfer shall be solely to enable the recipient’s permitted use of the Licensed Instrument. Licensee shall not bundle the transfer of Licensed Instruments with other goods or services in a manner intended to circumvent the cost-recovery limitation set forth herein. Notwithstanding anything to the contrary herein, the rights to make, have made, and use Licensed Instruments granted under this Section 2.1(b) may be sublicensed only to the limited extent necessary for either (a) a Sublicensee to manufacture Aspen CT Products solely on behalf of, or for the benefit of, Licensee, and only while such Sublicensee is acting in the capacity of a contractor, manufacturer, or service provider to Licensee or (b) a Sublicensee that is granted rights pursuant to Section 2.1(a)(i) to develop, have developed, practice, have practiced, make, have made, use, sell, offer to sell, import, and commercialize Aspen CT Products in the Licensed Field for the Exclusive Indications. For the avoidance of doubt, no Sublicensee that is granted a license pursuant to Section 2.1(a)(ii) shall have any right, whether express or implied, to make, have made, or otherwise manufacture Licensed Instruments under this Agreement to develop, have developed, practice, have practiced, make, have made, use, sell, offer to sell, import, and commercialize Aspen CT Products in the Licensed Field for the Non-Exclusive Indications for its own account. Notwithstanding the foregoing, (a) in the event that Licensor has not granted to any third party the right to Commercialize Licensed Instruments in the Licensed Field for the Non-Exclusive Indications, or (b) upon a written showing by Licensee of good cause reasonably acceptable to Licensor, upon Licensee’s request, Licensor shall negotiate in good faith to amend this Agreement or otherwise enter into a written agreement, on reasonable terms mutually acceptable to Licensor and Licensee, to grant Licensee the right to grant to Sublicensees the right and license to make, have made, or otherwise manufacture Licensed Instruments to exploit the license under Section 2.1(a)(ii) for Sublicensees’ own account.
(c)
Manufacturing and Supply of Licensed Instruments. For the avoidance of doubt, Licensee shall have the right, in the Licensed Field, and subject to Section 2.1(d) to:
(i)
manufacture and supply, and have manufactured and supplied (by any third party, including contract manufacturers), Licensed Instruments in order to develop, have developed, practice, have practiced, make, have made, use, sell, offer to sell, import, and commercialize Aspen CT Products by Licensee (including through third parties acting on Licensee’s behalf) in the Licensed Field in the Territory as expressly permitted by the license grant set forth in Section 2.1(a);
(ii)
provide, transfer, loan, or otherwise make available Licensed Instruments to third parties (including research collaborators, academic partners, contract research organizations, contract development and manufacturing organizations, and other service providers) for the purpose of conducting research, development, validation, testing, or manufacturing activities on behalf of, or for the benefit of, Licensee with respect to Aspen CT Products in the Licensed Field in the Territory; and
(iii)
engage third party manufacturers, suppliers, and other vendors to manufacture, supply, or provide components, materials, or services necessary or useful for the manufacture and supply of Licensed Instruments; provided, however, that Licensee shall not engage, authorize, or permit any third party that holds, or is required to hold, a separate license from Licensor to make, use, sell, or otherwise Commercialize Licensed Instruments (including, without limitation Cell X, any Affiliate or sublicensee of Cell X, or any other third party authorized to sell Licensed Instruments under its own license from Licensor) to manufacture, supply, or provide Licensed Instruments to Licensee except pursuant to such third party’s independent exercise of its own license rights from Licensor. Any manufacture, sale, or other provision of Licensed Instruments by such third party shall be deemed to occur under such third party’s license agreement with Licensor, and nothing in this Agreement shall be construed to authorize or permit any arrangement intended to avoid, reduce, or shift any royalty or other payment obligation owed to Licensor by such third party.
(d)
Any engagement with any third party as expressly permitted by Section 2.1(c) shall be pursuant to a written agreement that is consistent with the terms and conditions of this Agreement. For clarity, no such third party shall obtain any license, sublicense, or other rights under the Licensed Technology except to the limited extent necessary to perform services for Licensee on Licensee’s behalf as expressly permitted by Section 2.1(c); provided, however, that this limitation shall not be construed to authorize Licensee to engage Cell X or any third party that holds a separate commercial license from Licensor to make or sell Licensed Instruments, including Cell X or any Affiliate or sublicensee of Cell X, to act as a contract manufacturer or supplier for Licensee under this Agreement in a manner that would alter or avoid such third party’s independent royalty or payment obligations to Licensor. Licensee shall remain fully responsible and liable for all acts and omissions of such third parties as if they were acts or omissions of Licensee under this Agreement. Any disclosure of Licensor Confidential Information or

Licensed Technology to a third party shall be limited to what is reasonably necessary to exercise the license grant and shall be subject to written confidentiality and use restrictions at least as protective as those set forth in this Agreement.
(e)
Subject to any additional license or right granted pursuant to the last sentence of Section 2.1(b), any Sublicensee that develops, has developed, practices, has practiced, makes, has made, uses, sells, offers to sell, imports, or commercializes Aspen CT Products in the Licensed Field for the Non-Exclusive Indications for its own account shall obtain Licensed Instruments for such Aspen CT Products in the Licensed Field for the Non-Exclusive Indications solely by purchase or other lawful acquisition from Licensee or its Affiliates or a third party that holds a separate license from Licensor to commercialize Licensed Instruments, and not by manufacture or commissioning of manufacture by or on behalf of such Sublicensee. Any manufacture, sale, or supply of Licensed Instruments to such Sublicensee by a third-party licensee of Licensor shall be deemed to occur exclusively pursuant to such third party’s independent license agreement with Licensor and shall remain subject to all royalty and other payment obligations thereunder.
(f)
Licensee acknowledges and agrees that the Software and Licensed Know-how are considered Confidential Information and, so long as it continues to be Confidential Information, may have independent value and may provide Licensee with a competitive advantage and/or commercial value.
(g)
[***] Non-Exclusive Election. Licensee may, at any time prior to [***], elect to designate [***] as a Non-Exclusive Indication by notice to Licensor prior to [***]. As of the date of such notice, [***] shall immediately cease to be an Exclusive Indication and shall automatically be deemed to be a Non-Exclusive Indication.
(h)
Parker hereby consents to the license grants contained in this Section 2.1 and to the remaining terms set forth in this Agreement.
2.2.
Sublicensing.
(a)
Licensee may, in its sole discretion, sublicense, in whole or in part, through multiple tiers, the rights granted to it under Section 2.1 without Licensor’s prior written consent; provided, however, that to Licensee’s actual knowledge after reasonable investigation as of the date of the proposed Sublicense, (w) neither the Sublicensee nor any of its officers, managers, directors, employees, or agents: (A) is or has been excluded from participation in any federal healthcare program (as that term is defined in 42 U.S.C. § 1320a-7b(f)) or any other federally-funded or sponsored health care program, (B) is or has been debarred, suspended, or disqualified from contracting or subcontracting with the federal or any state government, or (C) is under audit or investigation by, or subject to a civil or criminal proceeding involving a Governmental Authority for any violation of Healthcare Laws, (x) this Agreement has not been terminated,, and (y) the following criteria are satisfied:
(i)
the Sublicense is in writing;
(ii)
the terms of the Sublicense are consistent with the terms of this Agreement;
(iii)
the Sublicense expressly provides that Licensor is an intended third party beneficiary solely with respect to provisions relating to the Licensed Technology, with the right to enforce such provisions directly against the Sublicensee; provided that Licensor shall exercise such rights through Licensee unless Licensee fails to do so following reasonable notice;

(iv)
the Sublicense was negotiated in good faith on commercially reasonable, arm’s length terms consistent with those that would be agreed between unaffiliated parties in similar circumstances; and
(v)
Licensee has conducted commercially reasonable due diligence and has a good faith basis to believe that the proposed Sublicensee has the technical capabilities, resources, and expertise necessary to perform its obligations under the Sublicense in compliance with this Agreement.
(b)
In each case, Licensee will be responsible for acts and omissions of its Sublicensees and the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Licensee itself, including, without limitation, making any payments provided hereunder, regardless of whether any Sublicense provided for such amounts to be paid directly by the Sublicensee to Licensor. No Sublicense shall relieve Licensee of any of its obligations hereunder, and Licensee shall take steps that may be reasonably necessary to enforce compliance by its Sublicensees with the terms and conditions of the respective sublicense agreement to the extent required to allow Licensee to fully comply with all of its obligations under this Agreement.
(c)
Each Sublicense shall contain a right of termination by Licensee for the Sublicensee’s material breach of any terms or conditions of the sublicense agreement. The sublicense agreement may provide a reasonable cure period.
(d)
Licensee will provide Licensor with (i) a fully signed copy of each Sublicense granted by Licensee under this Agreement and any amendments thereto, including all exhibits, attachments, and related documents within [***] of executing the same, subject to reasonable redactions for portions of such Sublicense that are not reasonably necessary to verify compliance with the terms of this Agreement, and (ii) notification of the termination of any Sublicense. Notwithstanding any Sublicense, Licensee shall remain primarily liable to Licensor for all of Licensee’s duties and obligations contained in this Agreement, including, without limitation, the payment of all MARs and Milestone Payments due hereunder. Any act or omission of a Sublicensee that would be a breach of this Agreement if committed or omitted by Licensee will be a breach by Licensee.
2.3.
Government Rights. Notwithstanding anything herein to the contrary, any and all provisions contained herein, (including without limitation, the licenses and other rights granted hereunder and all representations and warranties of Licensor) are limited by and subject to the rights and requirements of the United States Government that may attach as a result of U.S. Government sponsorship, in any way, of research at Licensor in which one or more invention covered by the Licensed Patents was conceived or first actually reduced to practice, as set forth in 35 U.S.C. §§200-206, 37 C.F.R. Part 401 and in the relevant Government research contracts with Licensor, and as such rights and requirements may be amended or modified by Law. To the extent applicable, such rights and requirements include without limitation (a) the grant of a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the U.S. Government any of the Licensed Patents throughout the world (as set forth in 35 U.S.C. §202(c)(4)), and (b) the requirement that Licensed Products used or sold in the United States will be manufactured substantially in the United States (as set forth in 35 U.S.C. §204) (provided that if Licensee seeks a waiver to manufacture Licensed Products outside of the United States, Licensor will reasonably cooperate at Licensee’s cost and expense), where applicable.
2.4.
Retained Rights; Requirements.

2.4.1 Research Use Right. Any and all licenses granted hereunder are subject to the right of Licensor, on behalf of itself and its investigators, to practice and use the Licensed Patents and the subject matter described and/or claimed therein, and to permit others at academic, government, and not-for-profit institutions to practice and use the Licensed Patents and the subject matter described and/or claimed therein, for its and their own non-commercial research (including investigator-initiated research, trials, and studies), testing, educational, internal, or patient-care purposes (which, for clarity, shall not include the conduct of clinical trials or other research sponsored by for-profit companies).

2.4.2 Right to Publish. Licensee recognizes and accepts that under Licensor’s mission as an academic medical center, Licensor and its investigators must have a meaningful right to publish without Licensee’s approval or editorial control, even if such publication includes Licensed Know-how. Licensor shall submit to Licensee for its review a copy of any proposed manuscript including Licensed Know-how thirty (30) days prior to the estimated date of submission for publication. Within [***] of receiving such manuscript (the “Review Period”), if Licensee reasonably determines that the proposed publication contains patentable subject matter which requires protection for Licensee or contains Confidential Information of Licensee, Licensee may require the delay of publication for a period of time not to exceed [***] for the purpose of filing patent applications and/or may require that the Confidential Information be deleted. Licensor shall also consider any comments provided by Licensee regarding the publication in good faith. If no written response is received from Licensee within the Review Period, it may be conclusively presumed that publication may proceed without delay.

2.5.
No Grant of Other Technology or Patent Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall Licensee, as a result of this Agreement obtain any ownership interest or license in or other right to any technology, know-how, patents, patent applications, products, or materials of Licensor, including items owned, controlled, or developed by Licensor, at any time pursuant to this Agreement. This Agreement does not create, and shall under no circumstances be construed or interpreted as creating, an obligation on the part of Licensor to grant any license to Licensee other than as expressly set forth herein. Any further contract or license agreement between the parties shall be in writing.
2.6.
Reserved Rights. All rights and interests of Licensor not expressly granted to Licensee are reserved by Licensor (the “Reserved Interests”) for itself, its Affiliates and partners (other than Licensee), and other licensees and sublicensees, including the rights to use and grant licenses under the Licensed Patents or any other technology owned or controlled by Licensor to make, have made, use, offer to sell, sell, have sold and import products (other than Licensed Products within the Licensed Field for the Exclusive Indications for so long as Licensee has an exclusive license to Licensed Products within the Licensed Field for the Exclusive Indications under this Agreement). It shall not be a breach of this Agreement for Licensor, acting directly or indirectly, to exploit its Reserved Interests in any manner anywhere in the Territory, whether or not such activity is competitive with the activities of Licensee, including the research, development, and commercialization or licensing of others to research, develop, and commercialize products (other than Licensed Products within the Licensed Field for the Exclusive Indications for so long as Licensee has an exclusive license under the Licensed Patents to develop and commercialize products within the Licensed Field for the Exclusive Indications under this Agreement), including products that potentially compete in the same product market as a Licensed Product); provided that the foregoing shall not be construed to be a grant of any license, implied or otherwise, by Licensee to Licensor or to permit Licensor to breach the confidentiality provisions of this Agreement.
2.7.
Harmonization with Other Licenses. The Parties acknowledge that Licensor has entered into, and may in the future enter into, one or more license agreements with third parties relating to the Licensed Technology or products, instruments, or components covered thereby. This Agreement is intended to operate independently of any such other license agreements, and nothing herein shall be construed to modify, limit, expand, or otherwise affect the scope of rights, obligations, or payment terms under any such other agreement, provided that such other agreement does not conflict with any licenses or rights granted to Licensee hereunder. For the avoidance of doubt:

(a)
No Implied Sublicense or Authorization. Nothing in this Agreement shall be deemed to grant, whether by implication, estoppel, or otherwise, any sublicense or other authorization to any third party to make, use, sell, supply, or otherwise commercialize any product, instrument, or component covered by the Licensed Technology, except as expressly set forth in a written license agreement between such third party and Licensor. For clarity, the foregoing shall not apply to, and shall not modify, amend, or reduce any rights of Licensee to grant, a sublicense to such Licensed Technology.
(b)
Attribution of Manufacture and Sales. To the extent any third party that holds a separate license from Licensor manufactures, supplies, sells, or otherwise provides any product, instrument, or component covered by the Licensed Technology in connection with activities conducted by Licensee, such manufacture, supply, sale, or provision shall be deemed to occur solely pursuant to such third party’s independent license from Licensor, and shall be subject exclusively to the royalty, fee, and other payment obligations set forth in such third party’s license agreement.
(c)
No Circumvention. Licensee shall not structure or participate in any transaction, arrangement, or series of transactions involving the Licensed Technology that is intended, whether directly or indirectly, to avoid, reduce, shift, or otherwise circumvent any royalty, fee, or other consideration payable to Licensor under this Agreement or under any other license agreement between Licensor and a third party.
(d)
No Cross‑Effect. The exercise by Licensee or any third party of rights under their respective license agreements shall not be deemed to exhaust, satisfy, or otherwise affect the obligations of any other licensee under their separate license agreements with Licensor.

Article 3

FINANCIAL CONSIDERATION

3.1.
Issue Fee. In consideration of its License to the Licensed Technology hereunder, Licensee shall pay, or cause to be paid, to Licensor a non-refundable, non-creditable license fee in an amount equal to [***] (the “Issue Fee”), payable to Licensor within [***] of the Effective Date.
3.2.
[Intentionally Omitted]
3.3.
[Intentionally Omitted]
3.4.
Minimum Annual Royalty.
(a)
For each calendar year (full or partial) during the Term, Licensee shall pay, or cause to be paid, to Licensor a minimum annual royalty (“MAR”) as set forth in the table below:

Year	MAR
2026, and each calendar year thereafter	$140,000

(b)
Each year’s MAR payment shall be due and payable within [***] following the end of the calendar year to which it applies (e.g., the 2026 MAR is due and payable on or before January 30, 2027). In no event will the MAR be pro-rated for any partial calendar year.

3.5.
Milestone Payments.
(a)
Commercialization Milestone Payments. In consideration of its License to the Licensed Technology hereunder, Licensee shall pay, or cause to be paid, to Licensor the following one-time, non-refundable, non-creditable commercialization milestone payment (“Commercialization Milestone Payment”):

Commercialization Milestone Payment	Commercialization Milestone Date
[***]	[***]

(b)
Sales Milestone Payments. In consideration of its License to the Licensed Technology hereunder, Licensee shall pay, or cause to be paid, to Licensor the following non-refundable, non-creditable milestone payment (“Sales Milestone Payment”) for the following sales-based milestone (“Sales Milestone”) for the first four (4) Aspen CT Products upon the first occurrence of such Sales Milestone for such Aspen CT Product:

Sales Milestone Payment	Sales Milestone	Sales Milestone Date
[***]	[***]	Within [***] following the occurrence of the Sales Milestone, but in no event later than January 30 following the calendar year in which the milestone occurs
[***]	[***]	Within [***]following the occurrence of the Sales Milestone, but in no event later than January 30 following the calendar year in which the milestone occurs

For clarity, in no event will Licensee owe Licensor more than three million dollars ($3,000,000) in Sales Milestone Payments. Further, with respect to the first Sales Milestone, the [***] Aspen CT Products to achieve such Sales Milestone shall each trigger a Sales Milestone Payment of [***], in each case payable in the calendar year in which the applicable Sales Milestone is achieved for each such Aspen CT Product. With respect to the second Sales Milestone, the [***] Aspen CT Products to achieve such Sales Milestone shall each trigger a Sales Milestone Payment of [***], in each case payable in the calendar year in which the applicable Sales Milestone is achieved for each such Aspen CT Product. The determination of the order in which Aspen CT Products achieve a Sales Milestone shall be based on the actual timing of achievement of such Sales Milestone for each Aspen CT Product, irrespective of the order of development, commercialization, or internal designation by Licensee.

(c)
Development Milestone Payments. In consideration of its License to the Licensed Technology hereunder, Licensee shall pay, or cause to be paid, to Licensor milestone payments (“Development Milestone Payments”) with respect to the achievement of milestone events (the “Development Milestones”) set forth in Section 3.5(b)(i) and Section 3.5(b)(ii) below. When Licensee completes a Development Milestone, it will provide Licensor with written notice of the achievement of the Development Milestone within [***] of such completion, together with documentation evidencing such achievement.
(i)
Aspen CT Products for Parkinson’s Disease – Development Milestone Payments. Licensee shall pay, or cause to be paid, to Licensor the following non-refundable, non-creditable milestone payments with respect to the first achievement of the Development Milestones described in the table below for up to two (2) Aspen CT Products for the Indication of Parkinson’s Disease, irrespective of how many Aspen CT Products achieve such Development Milestones.

Development Milestone	Development Milestone Payment (USD per Aspen CT Product)

1. Successful Completion of Validation Testing of the Licensed Technology for the first two (2) Aspen CT Products OR, with respect to the first Aspen CT Product only, by [***], if earlier than the achievement of such milestone.

[***]

2. Initiation of the first Phase I Clinical Trial with the first two (2) Aspen CT Products in a country in the Territory (for the avoidance of doubt, the first dosing of the first human patient in the first Phase I Clinical Trial with ANPD001 prior to the Effective Date did not constitute achievement of this Development Milestone).

[***]

3. Initiation of the first Phase II Clinical Trial with the first two (2) Aspen CT Products in a country in the Territory OR, with respect to the first Aspen CT Product only, by [***], if earlier than the achievement of such milestone.

[***]

4. Initiation of the first Phase III Clinical Trial with the first two (2) Aspen CT Products in a country in the Territory OR, with respect to the first Aspen CT Product only, by [***], if earlier than the achievement of such milestone.

[***]

5. First Regulatory Approval of the first two (2) Aspen CT Products in a country in the Territory OR, with respect to the first Aspen CT Product only, by [***], if earlier than the achievement of such milestone.

[***]

For the avoidance of doubt, in no event shall Licensee be obligated to make Development Milestone Payments with respect to Aspen CT Products for Parkinson’s Disease, in the aggregate, in excess of [***] pursuant to this Section 3.5(b)(i).

(ii)
Aspen CT Products for [***]– Development Milestone Payments. Licensee shall pay, or cause to be paid, to Licensor the following one-time, non-refundable, non-creditable milestone payments with respect to the first achievement of the Development Milestones described in the table below for one (1) Aspen CT Product for the treatment of any [***], irrespective of how many Aspen CT Products for such Indication achieve such Development Milestones. Notwithstanding, if Licensee elects to designate [***]as a Non-Exclusive Indication pursuant to Section 2.1(g), the time-based triggers of the Development Milestones 2, 3 and 4 listed below (i.e., [***]) shall no longer apply. For the avoidance of doubt, the time-based triggers of the Development Milestone 1 listed below (i.e., [***]) shall continue to apply even in the event Licensee elects to designate [***] as a Non-Exclusive Indication pursuant to Section 2.1(g).

Development Milestone	Development Milestone Payment (USD)
1. Initiation of the first Phase I Clinical Trial for the first Aspen CT Product in a country in the Territory for the treatment of any [***], whichever comes earlier.	[***]
2. Initiation of the first Phase II Clinical Trial for the first Aspen CT Product in a country in the Territory for the treatment of any [***], whichever comes earlier.	[***]
3. Initiation of the first Phase III Clinical Trial for the first Aspen CT Product in a country in the Territory for the treatment of any [***], whichever comes earlier.	[***]
4. First Regulatory Approval of the first Aspen CT Product in a country in the Territory for the treatment of any [***], whichever comes earlier.	[***]

For the avoidance of doubt, in no event shall Licensee be obligated to make Development Milestone Payments with respect to Aspen CT Products for [***], in the aggregate, in excess of [***] pursuant to this Section 3.5(b)(ii).

(d)
For the avoidance of doubt, in no event shall Licensee be obligated to make Milestone Payments with respect to Aspen CT Products, in the aggregate, in excess of Six Million Seventy-Seven Thousand Five Hundred Dollars ($6,077,500) pursuant to this Section 3.5. As used herein, “Milestone Payments” shall mean, collectively, Commercialization Milestone Payment, Sales Milestone Payments, and Development Milestone Payments, and “Milestone” shall mean, collectively, Sales Milestones and Development Milestones.
(e)
Notwithstanding anything to the contrary herein, Licensee’s obligation to pay Milestone Payments under this Section 3.5 shall survive the expiration of this Agreement pursuant to Section 7.1 regardless of whether such Milestone has been achieved on or prior to the expiration of the Agreement for the applicable Aspen CT Product. For the avoidance of doubt, Licensee shall pay any Milestone Payment for a Milestone that is achieved on or after the expiration of this Agreement for the applicable Aspen CT Product.
3.6.
Payment Terms.
(a)
Licensee shall notify Licensor in writing within [***] of the achievement of any Milestone pursuant to Section 3.5 (or [***] following the end of the fiscal quarter for the achievement of the sales milestones pursuant to Section 3.5(b)). Licensor shall issue Licensee an invoice for the amount of the corresponding milestone payment, and Licensee shall pay such invoice within [***] following Licensee’s receipt of such invoice. Licensee shall make all payments under this Agreement in US dollars. If any payments required hereunder are not received by Licensor on the date the same has become due and payable, Licensee shall pay to Licensor interest on the overdue payment from the date such payment was due to the date of actual payment at a rate of [***], or if lower, the maximum amount permitted under applicable law.

(b)
The Issue Fee, all MAR payments, Milestone Payments, and all other sums payable by Licensee under this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Law. If Licensee is required by applicable Law to deduct or withhold any Taxes from such payments, then: (i) the amount payable by Licensee shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), Licensor receives an amount equal to the amount it would have received had no such deduction or withholding been made; and (ii) Licensee shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. As soon as practicable after any payment of Taxes by Licensee to a Governmental Authority pursuant to this Section, Licensee shall deliver to Licensor the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to Licensor.
(c)
For the purpose of converting the local currency in which any royalties or other payments arise into US dollars, the rate of exchange to be applied shall be the rate of exchange in effect on the last business day of the calendar quarter to which the payment relates as reported in the Wall Street Journal.
(d)
If at any time any payment made by Licensee under this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Licensee or otherwise, Licensee’s obligation to make such payment shall be reinstated as though such payment had not been made.

Article 4

COMMERCIALIZATION AND DEVELOPMENT COVENANTS

4.1.
Commercialization and Development Milestones. Licensee agrees to use commercially reasonable efforts to develop and commercialize the Licensed Products throughout the Territory.
4.2.
Intentionally Omitted.
4.3.
Regulatory Approval. Licensee will be solely responsible, at Licensee’s sole cost and expense, for making all Regulatory Filings and securing all Regulatory Approvals. Licensee will provide copies of all Regulatory Filings(including amendments to prior filings and correspondence related to any such filings) to Licensor within [***] following the submission thereof. Licensee will provide copies of all Regulatory Approvals. to Licensor within [***] following the receipt thereof. Notwithstanding the foregoing, Licensee shall have no obligation to provide copies of any Regulatory Filings or Regulatory Approvals related to an Aspen CT Product except for Master Files to the extent they specifically describe a Licensed Instrument, if any. Licensor will provide reasonable cooperation through providing Licensee, upon Licensee’s written request and in a timely fashion, with all documentation and information reasonably necessary to secure such Regulatory Approval, to the extent such documentation and information is in Licensor’s possession and not subject to any confidentiality or non-disclosure obligations.

Article 5

ADDITIONAL COVENANTS

5.1.
Books and Records. Licensee will maintain documentation detailing all Licensed Products that are used, sold, leased, provided, or transferred under this Agreement, which records shall contain sufficient information to permit Licensor to confirm Licensee’s compliance with the terms and conditions of this Agreement. Such books and records will be preserved for a period not less than [***] after they are created.

5.2.
Audit. Upon reasonable notice and during regular business hours, Licensee will allow Licensor or its designee to review (and audit) all books and records, including financial records, and inspect Licensee’s research and development facilities to verify Licensee’s compliance with its obligations, covenants and agreements under this Agreement; provided that Licensor will conduct such audit no more than one (1) time per calendar year, upon reasonable notice and in a manner that does not interrupt Licensee’s operations. Licensor may not audit the same period more than once during the Term absent a showing of reasonable cause. Licensee shall also use commercially reasonable efforts to obtain comparable right of audit by Licensee of any Sublicensees. Should any of the foregoing examinations reveal an underpayment, then Licensee shall immediately pay to Licensor the underpaid amount, plus interest in the amount provided for in Section 3.6 (Payment Terms). Further, if the audit reveals an underpayment by Licensee, and such underpayment exceeds [***] of the amount payable by Licensee to Licensor during such audited period, then Licensee shall bear the reasonable out-of-pocket cost of such audit, including accountants’ and attorneys’ fees and expenses, and shall promptly refund Licensor for all such costs.
5.3.
Intentionally Omitted.
5.4.
Intentionally Omitted.
5.5.
Affirmative and Negative Covenants. During the Term, Licensee shall:
(a)
not take any action, or omit to take any action, if in the reasonable judgment of Licensor such act or omission has had, or could reasonably be expected to have, an adverse impact upon or to the brand, name, goodwill or image of Licensor;
(b)
not use, practice, commercialize or otherwise exploit the Licensed Technology outside the Licensed Field;
(c)
not enter into any agreement or take any action, including under any agreement with a third party, that would conflict with, or result in a breach of, Licensee’s obligations under this Agreement or materially impair Licensor’s rights in the Licensed Technology or Licensor’s ability to exercise its rights under this Agreement, in each case except as expressly permitted under Section 2.1; and
(d)
comply with all applicable Laws (including Laws applicable to the conduct of Licensee’s business and activities related to developing, manufacturing, marketing, offering for sale, selling, importing and exporting Licensed Products).

Article 6

PATENT PROSECUTION; INFRINGEMENT

6.1.
Patent Prosecution. Licensor shall have first right to prepare, file, prosecute, and maintain the Licensed Patents. Licensor shall keep Licensee informed of patent prosecution and shall keep Licensee reasonably informed and copied on all correspondence, will consider in good faith Licensee’s comments and suggestions prior to taking material actions for the same, and will take all prosecution actions reasonably recommended by Licensee that would expand the scope of rights sought. Licensee shall reasonably cooperate with Licensor to ensure that each Licensed Patent reflects and will reflect, to the extent practicable and to the best of Licensee’s knowledge, all items of commercial interest to Licensee. If Licensor elects not to file or to continue to prosecute or maintain a Licensed Patent, then it shall notify Licensee in writing at least [***] before any deadline applicable to the filing, prosecution or maintenance of such patent right, as the case may be, or any other date by which an action must be taken to establish or preserve such patent right in such country. In such case, Licensor may, in its discretion, permit one or more licensees of the Licensed Patents to pursue the filing or support the continued prosecution or maintenance of such patent right at such licensee’s own expense, subject to Licensor’s reasonable coordination and oversight to ensure consistent prosecution. Any licensee assuming prosecution shall not take any action that would reasonably be expected to adversely affect the scope, validity, or enforceability of the Licensed Patents. For the avoidance of doubt, any Licensed Patent maintained by a licensee pursuant to this Section 6.1 shall remain Licensed Patents under this Agreement and be subject to the License granted herein.
6.2.
Patent Reimbursements Following the Effective Date.
(a)
Patenting Costs incurred on and after the Effective Date shall be borne equally by all direct licensees of the Licensed Patents. Licensee shall be responsible only for its pro rata share of such Patenting Costs, calculated by dividing the total Patenting Costs incurred by Licensor by the total number of direct licensees of the Licensed Patents at the time such costs are incurred. Licensor shall invoice Licensee for Licensee’s pro rata share of such Patenting Costs, itemizing the applicable expenses, and Licensee shall reimburse Licensor within [***] following receipt of such invoice. For clarity, only direct licensees of Licensor (and not sublicensees of any direct licensee) shall be counted for purposes of allocating Patenting Costs under this Section 6.2(a).
(b)
With respect to any action necessary to protect a particular Licensed Patent in a particular territory, if Licensee instructs Licensor in writing not to take such action (including a request from Licensee for Licensor to abandon such Licensed Patent in a particular territory), then, as between Licensor and Licensee only, the rights protected by such Licensed Patent in such territory shall be excluded from the License granted herein. Such exclusion shall not affect the exclusive or other rights granted to any other direct licensee of the Licensed Patents. Thereafter, with respect to the rights so excluded as to Licensee, Licensor shall have the right, at its sole discretion, to (i) abandon some or all of such rights, or (ii) incur the applicable costs at its own expense; in either case, Licensor shall be free to license such excluded rights to third parties without any further obligation to Licensee, provided that such licensing does not materially impair the exclusive rights granted to any other direct licensee of the Licensed Patents. For clarity, any Patenting Costs of a Licensed Patent excluded pursuant to this Section 6.2(b) shall not be allocated to Licensee under Section 6.2(a).
6.3.
Intentionally Omitted.
6.4.
Enforcement of Licensed Patents.

6.4.1 Notice. If either party becomes aware of any infringement, anywhere in the Territory, of any issued patent within the Licensed Patents, such party will notify the other party of such infringement in writing as soon as reasonably practical thereafter (the “Infringement Notice”).

6.4.2 Infringement of Licensed Patents by Third Parties

(a) In the case of any infringement within the Licensed Field for the Exclusive Indications of any Licensed Patent by any third party during the Term, Licensee will have the first right, but not the obligation, at Licensee’s expense, to cause such third party to cease infringement and to otherwise enforce such Licensed Patent, or to defend the Licensed Patent, or to defend the Licensed Patent in any declaratory judgment action brought by third parties that alleges the invalidity, unenforceability or non-infringement of the rights associated with the Licensed Patent in the Licensed Field for such Exclusive Indications; provided, however, that Licensee will (i) use counsel reasonably acceptable to Licensor, (ii) keep Licensor reasonably informed regarding the progress of any litigation and settlement discussions with any alleged infringer, and (iii) copy Licensor on, or provide Licensor with copies of, all external documents and correspondence (i.e., documents and correspondence sent by Licensee to a third party or received by Licensee from a third party). Licensee will have control of the conduct of any such action that it brings, provided that (x) Licensor will have the right to provide ongoing comments on documents prior to submission and advice regarding its position and interests in such action, which advice and comments will be considered in good faith by Licensee, and (y) Licensee will not enter into any settlement, consent judgment or other voluntary disposition of any such action without the prior written consent of Licensor if such settlement, consent judgment or voluntary disposition admits the invalidity or unenforceability of or limits in any way the Licensed Patents. Licensor will, at the request and expense of Licensee, provide reasonable cooperation and assistance in any action described in this Section 6.4.2(a). Except for providing such reasonable assistance, Licensor will have no obligation regarding the legal actions described herein; provided, however, that Licensor will join such action at Licensee’s request and expense if such joinder is, in the opinion of Licensee’s counsel, required to enable Licensee to initiate or continue such action. Licensor, however, will have the right to participate in any such action through its own counsel and, except as provided in this Section 6.4.2(a), at its own expense.

(b) If Licensee does not, within a reasonable period after becoming aware of such infringement but no less than sixty (60) calendar days from the date of the Infringement Notice, (i) initiate legal proceedings against such threatened or actual infringement, or defend legal proceedings brought by a third party, as provided in Section 6.4.2(a), or (ii) cause such infringement to terminate, Licensor may thereafter take such action as it deems necessary to enforce its rights in the Licensed Patent, including the right, but not the obligation, to bring, at its own expense, an infringement action or file any other appropriate action or claim related to such infringement against any third party; provided, however, that Licensor shall have no obligation to bring any suit, action or other proceeding against any alleged infringer of any Licensed Patent. If Licensor brings or defends any such proceeding, Licensee shall, at the request and expense of Licensor, provide reasonable cooperation and assistance in any action described in this Section 6.4.2(b). Except for providing such reasonable assistance, Licensee will have no obligation regarding the legal actions described herein; provided, however, that Licensee will join such action at Licensor’s request and expense if such joinder is, in the opinion of Licensor’s counsel, required to enable Licensor to initiate or continue such action.

6.4.3 Infringement of Third Party Rights. In the event that any action, suit or proceedings brought against, or written notice of threat thereof is provided to Licensee alleging infringement of any patent or unauthorized use or misappropriation of technology arising out of or in connection with Licensee’s exercise of Licensed Patents, Licensee shall have the sole and exclusive right to defend at its own expense such action, suit or proceeding. Licensee shall hold harmless and indemnify Licensor from and against any order to costs arising without fault of Licensor that may be made against Licensee or Licensor in such proceedings. Licensor agrees to cooperate with Licensee at Licensee’s expense (excluding salaries, rent, utilities, and other expenses typically treated as overhead) in connection with Licensee’s response to or defense of such action, suit, or proceeding, or notice of threat thereof. Subject to the above, if Licensor receives written notice of any third-party claim alleging that the development, making, using, selling, offering to sell, importing, or commercialization of the Licensed Technology infringes a third party’s intellectual property rights, Licensor shall promptly notify Licensee in writing, setting forth the facts of such claim in reasonable detail.

6.4.4 Recovery. If either party shall undertake the enforcement and/or defense of the Licensed Patents by litigation pursuant to Sections 6.4.2 and Section 6.4.3, any recovery or damages (whether by way of settlement or otherwise) received as a result of any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of either party, and then the remainder (related to the Licensed

Patents) shall be divided between the parties as follows: (a) as to recoveries based on lost profits, Licensor shall receive an amount equal to [***] and Licensee shall retain the balance; and (b) as to recoveries based on other than lost profits, [***] to the party initiating the proceeding and [***] to the non-initiating party.

6.5.
Licensed Patent Challenges.

(a) In the event that Licensee directly or indirectly (e.g., by assisting or funding a third party) files or maintains any action, proceeding, or lawsuit disputing or challenging, or materially assists a third party in an action, proceeding, or lawsuit challenging the validity, scope, construction, enforceability, or Licensor’s ownership of any issued patent comprising the Licensed Patents or any claims thereof, or opposes or assists in the opposition of the grant of any Letters Patent comprising the Licensed Patents, either in a court of law, before the U.S. Patent and Trademark Office, or other agency or tribunal (“Licensed Patent Challenge”), then (i) Licensor has the right to terminate this Agreement with notice to Licensee if Licensee does not withdraw such Licensed Patent Challenge or cease in assisting a third party in its Licensed Patent Challenge within [***] from receipt of such notice, and (ii) Licensee shall pay all of Licensor’s costs, fees and expenses associated with its defense of such challenge or opposition.

(b) Licensee shall include provisions in all sublicense agreements permitted under Section 2.2 consistent with the provisions of this Section 6.5. If a Sublicensee undertakes a Licensed Patent Challenge and does not withdraw such Licensed Patent Challenge within [***] from receipt of notice from Licensee, Licensee shall terminate the applicable Sublicense. Any failure to terminate the Sublicense as required by this Section 6.5 shall constitute a material breach of this Agreement.

(c) If Licensee directly or indirectly institutes or materially participates in a Licensed Patent Challenge and Licensor elects not to terminate this Agreement in accordance with Section 6.5(a), then all MAR payments and Milestone Payments that are covered by the Licensed Patents that are subject of such Licensed Patent Challenge, in each case effective as of the first date of Licensee’s first filing or participation in the Licensed Patent Challenge and continuing for the duration of the Licensed Patent Challenge, shall be increased by [***]. If the outcome of such Licensed Patent Challenge is a determination against Licensee, (A) the MAR payment and Milestone Payments that are covered by the Licensed Patents that are the subject of such Licensed Patent Challenge shall be increased by [***] and (B) Licensee shall reimburse Licensor for all costs and expenses incurred by Licensor (including reasonable attorneys’ fees) in connection with its defense of such Licensed Patent Challenge. If the outcome of such Licensed Patent Challenge is a determination in favor of Licensee, the MAR payment and Milestone Payments that are covered by the Licensed Patents that are the subject of such Licensed Patent Challenge shall be of no further force or effect.

(d) Notwithstanding the foregoing, this Section 6.5 shall not apply to any Licensed Patent Challenge that (i) is required under a court order or subpoena or (ii) is asserted as a defense against a claim, action or proceeding asserted by Licensor against Licensee or any Sublicensee.

6.6.
Patent Listings. Notwithstanding any prosecution rights of the Licensed Patents of Licensor under this Agreement, Licensee shall have the sole right to make filings with Regulatory Authorities in the Territory with respect to Licensed Patents that contain any claims directed to a Licensed Product, including, as required or allowed, (a) in the United States, in the FDA’s Orange Book or Purple Book, as applicable, (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and (c) in any other country in the Territory under the equivalent Regulatory Authorities in such country.

6.7.
Patent Extensions. Licensee and Licensor shall use reasonable efforts in their good faith determination to extend the Licensed Patents, which may include extensions provided under U.S. law at 35 U.S.C. §154(b) and 156. Licensee hereby agrees to provide Licensor with all necessary assistance in securing such extensions, including without limitation, providing all information regarding applications for Regulatory Approval, approvals granted, and the timing of same. To the extent applicable, Licensee acknowledges that extensions under 35 U.S.C. §156 must be applied for within sixty (60) days of the date that a Licensed Product receives permission under the provision of law under which the applicable regulatory review period occurred for commercial marketing or use and that Licensee’s failure to promptly provide the necessary information or assistance to Licensor during such sixty (60) day period will cause serious injury to Licensor, for which Licensee will be liable.

Article 7

TERM AND TERMINATION

7.1.
Contract Term. This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with this Article 7 or any other applicable provisions herein (including, without limitation, Section 6.5, Section 7.2, Section 7.3 or Section 7.4) shall continue in effect, on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last to expire Valid Claim covering such Licensed Product in such country. The period set forth in this Section 7.1, or such shorter periods as may result from the earlier termination of this Agreement in accordance with this Article 7 or any other provision of this Agreement, shall collectively be referred to as the “Term”.
7.2.
Licensor Termination due to Licensee Insolvency.
(a)
Licensor shall have the right to immediately terminate this Agreement upon [***] written notice to Licensee if Licensee:
(i)
becomes insolvent or is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due;
(ii)
becomes subject, voluntarily or involuntarily, to any proceeding under any Debtor Relief Law, which is not fully stayed within [***] or is not dismissed or vacated within [***] after filing;
(iii)
is dissolved or liquidated or takes any corporate action for such purpose;
(iv)
makes a general assignment for the benefit of creditors; or
(v)
has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.
(b)
Notwithstanding anything to the contrary contained herein, upon a termination of this Agreement pursuant to this Section 7.2, the MAR for the then-current year shall accelerate and become immediately due and payable.

7.3.
Licensor Termination for Cause.
(a)
In addition to any rights of Licensor to terminate this Agreement as provided elsewhere in this Agreement, Licensor shall have the right, in its sole discretion, to terminate this Agreement upon written notice to Licensee for any of the following events:
(i)
if Licensee fails to pay any amount under this Agreement which Licensee does not dispute in good faith when such payment has become due and such failure remains unremedied for a period of [***] after written notice to Licensee from Licensor; or
(ii)
if any representation, warranty, certification, or other statement of fact made by or on behalf of Licensee herein, or in any material certificate, document, report, financial statement, or other document furnished by or on behalf of Licensee under or in connection with this Agreement, proves to have been false or misleading in any material respect on or as of the date made, and such inaccuracy is not cured within [***] after the earlier of written notice thereof from Licensor;
(iii)
if Licensee fails to perform or observe any other material covenant, term, condition, or agreement contained in this Agreement and, if such failure is curable, such failure continues unremedied for a period of sixty (60) days after written notice to Licensee from Licensor.
(b)
Intentionally Omitted.
7.4.
Licensee Termination Rights.
(a)
Licensee may, at its option, terminate this Agreement upon any material breach by Licensor under this Agreement, which Licensor fails to remedy within [***] after notice thereof by Licensee.
(b)
Licensee may, at its option, terminate this Agreement for any reason other than due to any material breach by Licensor under this Agreement upon [***] written notice thereof to Licensor and the payment of [***] and any other amounts due or owing including but not limited to pursuant to Section 7.6.
7.5.
Disposition of Licensee Developments. In the event of termination of this Agreement pursuant to Section 7.2 or Section 7.3, the parties agree to negotiate in good faith the terms under which (a) Licensee shall provide Licensor with access to all data in Licensee’s possession relating to any of the Licensed Technology and the “Design History File” and the “Master File” (if applicable) associated with the Licensed Instruments, except to the extent that such data is related or applicable to Aspen CT Products or Licensee is contractually prohibited, as determined by legal counsel to Licensee and (b) Licensor would obtain an exclusive license under or ownership rights to Licensee improvements to the Licensed Patents, including sublicensing rights, except to the extent such rights are related or applicable to Aspen CT Products or would conflict with any contractual obligations of Licensee existing as of the date of such termination, as determined by legal counsel to Licensee. If the parties are unable to agree upon terms and conditions applicable to such access or license within [***], then Licensee shall have no further obligation to Licensor under this Section 7.5. For the avoidance of doubt, any data or improvements to the Licensed Patents, in each case that are owned or controlled by a Sublicensee, are expressly excluded from the scope of this Section 7.5. For the avoidance of doubt, the parties acknowledge and agree that the obligations and rights granted or otherwise set forth in this Section 7.5 shall not apply to Aspen CT Products.

7.6.
Accrued Obligations. Expiration or termination of the Agreement will not release either party from any obligation that matured prior to the effective date of such expiration or termination. Nothing herein shall be construed to release Licensee from any obligations (including, without limitation and by way of example only, obligations (a) in respect of Milestone Payments that occurred on or before the termination date and (b) to pay or reimburse Licensor for Patenting Costs that relate to any period before the termination date).
7.7.
Effects of Termination.

7.7.1 Termination of License. Upon a termination of this Agreement in its entirety under Section 7.3 or Section 7.4, Licensee’s rights to the Licensed Technology granted hereunder and all use thereof will terminate and any and all rights in the Licensed Technology will revert back to Licensor. Upon Licensor’s request and at Licensor’s sole option, Licensee will destroy or return all copies, except for the copies to be retained by Licensee’s legal counsel, of any media or materials that are the property of Licensor, including to all documentation, notes, plans, drawings, copies, samples, and computer code.

7.7.2 Effect on Sublicenses. Any Sublicenses granted by Licensee under this Agreement shall survive termination of this Agreement. In the event that this Agreement is terminated, such Sublicense shall be considered a direct license from Licensor to Sublicensee granting Sublicensee a license to the Licensed Technology that was sublicensed to the Sublicensee in the sublicensed field, and such direct license will otherwise be on the terms and conditions of the Sublicense (to the extent applicable to the Licensed Technology); provided, however, that (a) such Sublicensee is not in material breach of the Sublicense at the time of the termination of this Agreement and (b) such Sublicense shall not impose any obligations on Licensor in excess of its obligations hereunder. For clarity, except as otherwise agreed in writing by Licensor, in the event of any inconsistencies between such Sublicense and this Agreement, the terms of this Agreement shall control.

7.7.3 Regulatory Approvals. Upon termination of this Agreement for any reason other than breach by Licensor, if requested by Licensor, and to the extent applicable, the parties agree to negotiate in good faith the terms under which (a) Licensor would obtain the right to utilize, reference and otherwise have the benefit of all Regulatory Approvals of, or clinical trials or other studies conducted on, and all filings made with Regulatory Authorities with respect to the Licensed Instruments, to the extent such rights do not relate or apply to Aspen CT Products and would not conflict with any contractual obligations of Licensee existing as of the date of such termination, as determined by legal counsel to Licensee, and (b) Licensee would deliver to Licensor all records that are in Licensee’s possession or control and required by Regulatory Authorities to be maintained with respect to the sale, storage, handling, shipping and use of the Licensed Instruments, all reimbursement approval files, all documents, data and information related to clinical trials and other studies of Licensed Instruments, any other data, techniques, know-how and other information developed or generated that relate to the Licensed Technology or Licensed Instruments, and all copies and facsimiles of such materials, documents, information and files, to the extent such records and materials do not relate or apply to Aspen CT Products and delivering them to Licensor would not conflict with any contractual obligations of Licensee existing as of the date of such termination, as determined by legal counsel to Licensee. Licensor agrees that, subject to the provisions of Section 8.1 (Confidentiality Obligations), Licensee may retain such number of copies thereof as Licensee is required by applicable Law to maintain. If the parties are unable to agree upon terms and conditions applicable to such rights within thirty (30) days, then Licensee shall have no further obligation to Licensor under this Section 7.7.3. For the avoidance of doubt, any Regulatory Approvals, records and materials related to any Aspen CT Product are expressly excluded from the scope of this Section 7.7.3.

7.7.4 Expiration. Upon expiration of this Agreement pursuant to Section 7.1, the License to Licensed Technology granted under Section 2.1 of this Agreement shall, on a country-by-country and Licensed Product-by-Licensed Product basis, be deemed fully paid-up, irrevocable, and perpetual.

7.7.5 Survival. Upon expiration or termination of this Agreement, Article 3 (Financial Consideration), Article 5 (Additional Covenants), Section 6.2 (Patent Reimbursements Following the Effective Date), this Article 7 (Term and Termination), Article 8 (Confidentiality), Article 9 (Governing Law; Dispute Resolution), Article 10 (Indemnification and Insurance), Section 11.3 (Disclaimer of Licensor Representations and Warranties) and 11.4 (Exclusion of Consequential and Other Indirect Damages), Article 12 (Notices), Article 14 (Use of Name), Article 17 (Severability), Article 20 (Headers), Article 21 (Benefit and Waiver), Article 22 (Entire Agreement), and Article 23 (Miscellaneous Provisions) will, along with all defined terms used herein (whether defined in Article 1 (Definitions) or elsewhere in this Agreement) and any right, obligation or required performance of the parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, survive and remain in full force and effect.

Article 8

CONFIDENTIALITY

8.1.
Confidentiality Obligations. Each party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other party (the “Disclosing Party”). As a condition to being provided with Confidential Information, the Receiving Party shall:
(a)
not use the Disclosing Party’s Confidential Information other than as necessary to exercise its rights and perform its obligations under this Agreement; and
(b)
maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 8.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its Representatives who:
(i)
have a need to know the Confidential Information for purposes of the Receiving Party’s performance, or exercise of its rights concerning the Confidential Information, under this Agreement;
(ii)
have been apprised of this restriction; and
(iii)
are themselves bound by written nondisclosure agreements or obligations at least as restrictive as those set forth in Section 8.1, provided further that the Receiving Party shall be responsible for ensuring its Representatives’ compliance with, and shall be liable for any breach by its Representatives of, Section 8.1.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses for its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

8.2.
Exceptions. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

(a)
provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Article 8; and
(b)
disclose only the portion of Confidential Information that it is legally required to furnish, which disclosed Confidential Information shall otherwise remain subject to the non-disclosure and non-use provisions of this Agreement.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance in accordance with this Article 8 and Article 21, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

8.3.
Use. Notwithstanding Section 8.1, Licensee may use or disclose the Confidential Information of Licensor for the purpose of performing its obligations, or exercising its rights, under this Agreement, as well as for purposes of:
(a)
filing or prosecuting patent applications, subject to the terms of Section 6.1;
(b)
prosecuting or defending litigation;
(c)
conducting pre-clinical studies or clinical trials pursuant to this Agreement;
(d)
seeking or maintaining Regulatory Approval of the Licensed Product; or
(e)
complying with applicable Law, including securities law and the rules of any securities exchange or market on which Licensee’s or its Affiliates’ securities are currently or may be listed or traded.

In making any disclosures set forth in clauses (a) through (e) above, Licensee shall, where reasonably practicable, give such advance notice to Licensor of such disclosure requirement as is reasonable under the circumstances and will use its reasonable efforts to cooperate with Licensor in order to secure confidential treatment of such Confidential Information required to be disclosed.

Licensee may also disclose the existence and terms of this Agreement to bona fide prospective licensees, strategic partners, merger partners, acquirers and investors and, in each case, their respective professional advisors, solely in connection with the evaluation and negotiation of a potential license, corporate partnering, merger, acquisition, investment or similar transaction; provided, however, that any such disclosure shall be subject to a written confidentiality agreement with obligations of confidentiality at least as stringent as those set forth herein.

If Licensee is (i) required to issue a press release or make another public announcement to comply with applicable Law as a publicly-traded company (including any filing with a Governmental Authority) as advised by such party’s legal counsel or (ii) otherwise desires to issue a press release or make a public announcement regarding this Agreement or the subject matter hereof, the parties shall coordinate with each other in advance of any such public announcement and Licensee shall consider any timely comments of Licensor in good faith, and, in the case of the filing of this Agreement or any other agreements or documents related thereto, Licensee shall:

(1)
consult with Licensor with respect to the preparation and submission of a redacted version of this Agreement in compliance with applicable Law;

(2)
provide copies of the disclosure to Licensor reasonably in advance under the circumstances of such filing or other disclosure;
(3)
notify Licensor of such requirement and any respective timing constraints; and
(4)
give Licensor reasonable time under the circumstances from the date of provision of a copy of such disclosure to comment upon and request confidential treatment for such disclosure.

Article 9

GOVERNING LAW; DISPUTE RESOLUTION

9.1.
Governing Law. This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Ohio, United States of America, without regard to the conflict of laws’ provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Ohio.
9.2
Dispute Resolution.

9.2.1 Exclusive Dispute Resolution Mechanism. The parties shall resolve any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (each, a “Dispute”), under the provisions of this Section 9.2. The procedures set forth in this Section 9.2 shall be the exclusive mechanism for resolving any Dispute that may arise from time to time, subject to Section 23.9.

9.2.2 Good Faith Negotiations. If a party believes that a Dispute exists, then such party (the “Declaring Party”) shall provide notice of such Dispute to the other party (the “Notice”), which Notice shall specify the nature and cause of the Dispute and the action that the Declaring Party deems necessary to resolve such Dispute. Following receipt of the Notice, the parties shall use good faith efforts to resolve the Dispute, including making personnel with appropriate decision-making authority available to the other party to discuss resolution of the Dispute. If a Dispute is not resolved within [***] of the date of the non-Declaring Party’s receipt of the Notice, then the Dispute shall be submitted to mandatory, final and binding arbitration before the American Arbitration Association, in accordance with the then-current rules of the American Arbitration Association, as modified herein.

9.2.3 Arbitration. The parties shall use a panel of three arbitrators. The Declaring Party shall select one arbitrator, and the other party shall select a second arbitrator, and the two arbitrators so selected shall select a third arbitrator. The three arbitrators shall hear the Dispute. Such arbitrators shall be knowledgeable in intellectual property law and related matters. The arbitrators shall make each determination in a manner that is consistent with this Agreement, including the parties’ intent as expressed herein. Without limiting the foregoing, the parties agree that the arbitrators are empowered to make determinations regarding the reasonableness of a party’s acts or omissions. All decisions of the arbitrators shall be binding upon the parties. Each party shall be solely responsible for its own attorneys’ fees and expenses, legal expenses and witness fees and expenses. Any other usual and customary expenses incurred by the arbitrators or the expense of such arbitration proceeding shall be equally divided between the parties, irrespective of the outcome of such proceeding. The arbitration will be conducted in Cleveland, Ohio. The arbitrators are to apply the laws of the State of Ohio, without regard to its conflict of laws’ provisions. The parties agree that any award, order, or judgment pursuant to the arbitration is final and may be entered and enforced in any court of competent jurisdiction. The parties agree that all aspects of the dispute resolution process, including the arbitration, shall be conducted in confidence. The parties agree that all statements made in connection with informal dispute resolution efforts shall not be considered admissions or statements against interest by any party. The parties further agree that they will not attempt to introduce such statements at any later trial, arbitration or mediation between the parties.

9.3.
Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury for any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Article 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification

10.1.1 Licensee Indemnification. Licensee will indemnify, defend and hold harmless Licensor and Parker and each of their respective trustees, directors, officers, medical and professional staff, employees, students, and agents and their respective successors, heirs, and assigns (each an “Indemnitee”), against all Losses of any Indemnitee resulting from any third party claim (each, a “Claim”) to the extent arising out of or resulting from (a) Licensee’s material breach of any representation, warranty, covenant, or obligation under this Agreement, (b) use by Licensee or its Sublicensee or any of the foregoing Persons’ respective transferees of Licensed Technology, or (c) any use, sale, transfer, or other disposition by Licensee or its Sublicensee or any of the foregoing Persons’ respective transferees of Licensed Products, or (d) any third party (and such third party is not a licensee of Licensed Technology) claim, suit, action, or other proceeding related to (i) Licensee’s enforcement or defense of the Licensed Patents or (ii) prosecution actions in respect of the Licensed Patents, to the extent such prosecution actions were taken at the request of or under the direction or guidance of Licensee (each, an “Action”). The previous sentence will not apply to any Claim to the extent that is arises from (i) the use by Licensor or its licensees (other than Licensee) or any of the foregoing Persons’ respective transferees of Licensed Technology, including the Reserved Interests, (ii) any use, sale, transfer, or other disposition by Licensor or its licensees (other than Licensee) or any of the foregoing Persons’ respective transferees of Licensed Products, (iii) Licensor’s material breach of any representation, warranty, covenant, or obligation under this Agreement, or (iv) gross negligence or willful misconduct of an Indemnitee.

10.1.2 Indemnification Procedure. Licensor will give notice to Licensee of any Action which might be covered by Section 10.1.1. Licensee shall have the right to take control of the defense and investigation of the Action, including selection of counsel reasonably acceptable to Licensor, at Licensee’s sole cost and expense; provided, however, that Licensee will not, without the prior written consent of Licensor, settle or consent to the entry of any judgment with respect to such Action (a) that does not release the Indemnitee from all liability with respect to such Action, or (b) that would incur any obligation or liability, other than one as to which Licensee has an indemnity obligation hereunder. Licensor agrees to cooperate and provide reasonable assistance to such defense at Licensee’s expense. Licensor at all times reserves the right to select and retain counsel of its own at its own expense to defend Licensor’s interests. Licensor’s failure to perform any obligations under Section 10.1.2 shall not relieve Licensee of its obligation under Section 10.1.1 except to the extent that Licensee can demonstrate that it has been materially prejudiced as a result of the failure.

10.1.3 Licensor Costs and Expenses. Licensee agrees to pay or reimburse Licensor for all reasonable costs and expenses incurred by Licensor, including the fees, charges and disbursements of any counsel for Licensor, and agrees to pay the allocated costs of internal counsel for Licensor, in connection with the enforcement through formal legal action of its rights under this Agreement, including its rights under Article 3, solely in the event (and in proportion to the degree to which) Licensor prevails in such action. All amounts due under this Section 10.1.3 shall be payable not later than [***] after Licensor prevails in such enforcement action pursuant to a final judgment, award or settlement and written demand by Licensor thereafter is made for such payment.

10.2
Insurance.
(a)
Prior to using, selling, transferring, or otherwise disposing of any Licensed Product (including for the purpose of obtaining regulatory approvals), Licensee shall, at its sole cost and expense, obtain, pay for, and maintain commercial general liability and professional liability (Errors and Omissions) insurance in commercially reasonable and appropriate amounts that provides product liability coverage concerning the Licensed Products, including without limitation coverage for human trials, and contractual liability coverage for Licensee’s defense and indemnification obligations under this Agreement. To the extent any insurance coverage required under this Section 10.2 is purchased on a “claims-made” basis, such insurance shall cover all prior acts of Licensee during the Term, and be continuously maintained until at least [***] beyond the expiration or termination of the Term, or Licensee shall purchase “tail” coverage, effective upon termination of any such policy or upon termination or expiration of the Term, to provide coverage for at least [***] from the occurrence of either such event. Licensee will name Licensor as additional insured in each such policy. Promptly upon Licensor’s request, Licensee will present evidence to Licensor that the coverage is being maintained. In addition, Licensee will provide Licensor with at least [***] prior written notice of any material change in or cancellation of the insurance coverage.
(b)
Licensee shall include in any Sublicense, an obligation for the Sublicensee to obtain and maintain, at its sole cost and expense, insurance (including any self-insured arrangements) in types and amounts, that are reasonable and customary in the pharmaceutical and biotechnology industry for companies engaged in activities comparable to those contemplated in the Sublicense in the country of formation or incorporation of such Sublicensee.

10.3 Lapse of Coverage. If Licensor elects to terminate this Agreement pursuant to Section 7.3 for any breach of Section 10.2(a), then such termination shall occur and become effective at the time such insurance coverage ends or becomes required and is not obtained, and Licensee shall then have no right to complete production and sale of Licensed Products. Nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Notwithstanding the foregoing, in the [***] period subsequent to the date of such a termination of this Agreement pursuant to Section 7.3, to the extent that such rights are still available for licensing, Licensee shall have the right to reinstate the effectiveness of this Agreement by obtaining the required insurance, whereupon this Agreement shall automatically become effective as of the date of reinstatement of said insurance and shall remain in full force and effect without any further action of the parties.

Article 11

REPRESENTATIONS AND WARRANTIES

11.1
Representations and Warranties of Licensee. Licensee represents and warrants to Licensor as follows:
(a)
the execution and performance of Licensee’s obligations under this Agreement does not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Licensee to any third party;
(b)
all Licensed Products will be manufactured in all material respects in accordance with applicable Laws, including, without limitation, all applicable Laws of the FDA and any other applicable Regulatory Authority;

(c)
Licensee is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization;
(d)
Licensee has all requisite corporate power and authority, and the legal right, to execute and deliver this Agreement and to perform its obligations hereunder;
(e)
the execution and delivery of this Agreement by Licensee and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. Licensee has duly executed and delivered this Agreement; and
(f)
this Agreement is a valid, legal, and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.
11.2
Representations and Warranties of Licensor. Licensor represents and warrants to Licensee as follows:
(a)
to Licensor’s knowledge, it is the exclusive owner of all rights, title and interests in the Licensed Patents and has the right, power and authority to grant Licensee the Licenses in Section 2.1.
(b)
to Licensor’s knowledge, the execution and performance of Licensor’s obligations under this Agreement do not conflict with, cause a default under, or violate any legal, valid, binding, enforcing, and existing contractual obligation that may be owed by Licensor to any third party.
(c)
Licensor is a nonprofit corporation duly organized, validly existing, and in good standing and has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement;
(d)
this Agreement is a valid, legal, and binding obligation of Licensor, enforceable against Licensor in accordance with its terms; and
(e)
as of the Effective Date, to Licensor’s knowledge, there is no infringement claim pending or threatened in writing against Licensor related to any of the Licensed Patents.

For purposes of this Section 11.2, “knowledge” means the actual knowledge of individuals employed by Licensor in the group known as “Cleveland Clinic Innovations” as of the Effective Date.

11.3
Disclaimer of Licensor Representations and Warranties.
(a)
Licensee acknowledges and agrees that, except as set forth in this Agreement, all rights licensed by Licensor hereunder are licensed “as is” and without any representation, indemnification or warranty with respect to possible infringement of third-party rights. Nothing in this Agreement shall be construed as (i) a warranty or representation by Licensor as to the validity or scope of any Licensed Patents, (ii) a warranty or representation that anything made, used, imported, developed, promoted, offered for sale, sold, or otherwise disposed of under any license granted in this Agreement does not or will not infringe patents, trade secrets, copyrights, or other intellectual or proprietary rights of third parties; (iii) a representation or warranty of operability or that development of a commercial product is possible; (iv) an obligation to bring or prosecute actions or suits against third parties for infringement; (v) conferring the right to use in advertising, publicity, or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation, or adaptation thereof of Licensee or Licensor; (vi) conferring by implication, estoppel, or otherwise any license or rights under any patents of Licensor other than the Licensed Patents; and (vii) any other representations or warranties, either express or implied, unless in each case (i) through (vii) otherwise set forth in this Agreement. Except as expressly provided herein, the furnishing of Confidential Information shall not be interpreted to convey any grant of rights, titles, interests, options, or licenses to the receiving party under any of the Licensed Technology.
(b)
EXCEPT AS SET FORTH IN THIS AGREEMENT, LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED STATUTORY OR OTHERWISE, CONCERNING THE VALIDITY, ENFORCEABILITY, AND SCOPE OF THE LICENSED PATENTS, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE, OR LIKELIHOOD OF SUCCESS (COMMERCIAL, REGULATORY, OR OTHER) OF THE LICENSED PRODUCTS, LICENSED KNOW-HOW, AND ANY OTHER TECHNICAL INFORMATION, TECHNIQUES, MATERIALS, METHODS, PRODUCTS, PROCESSES, OR PRACTICES AT ANY TIME MADE AVAILABLE BY LICENSOR INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE, OR TRADE PRACTICE. WITHOUT LIMITATION TO THE FOREGOING, LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM: (X) THE MANUFACTURE, USE, OFFER FOR SALE, SALE, OR IMPORT OF A LICENSED PRODUCT, OR THE PRACTICE OF THE LICENSED PATENTS; (Y) THE USE OF OR ANY ERRORS OF OMISSIONS IN ANY KNOW-HOW, TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES DISCLOSED BY LICENSOR; OR (Z) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES CONCERNING ANY OF THE FOREGOING.
11.4.
Exclusion of Consequential and Other Indirect Damages. EXCEPT WITH RESPECT TO MATTERS FOR WHICH LICENSEE IS OBLIGATED TO INDEMNIFY LICENSOR UNDER SECTION 10.1.1, IN NO EVENT WILL EITHER PARTY OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

Article 12

NOTICES

Any payment, notice or other communication to be given pursuant to the provisions of this Agreement shall be in writing by means of a letter or electronic mail directed:

If to Licensor:

General correspondence to:

The Cleveland Clinic Foundation

[***]

Payments to:

The Cleveland Clinic Foundation

[***]

The CCF Federal Tax ID Number is [***]

With copies to:

[***]

If to Licensee:

General correspondence to:

Aspen Neuroscience, Inc.
10835 Road to the Cure, Suite 100
San Diego, CA 92121
Attn: [***]
Email: [***]

With copies to:

[***]

Notices sent in accordance with this Article shall be deemed effectively given: (a) when received, if sent by a nationally or internationally recognized courier (receipt requested); or (b) on the date sent by e-mail (with confirmation of transmission), if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.

Article 13

ASSIGNMENT

This Agreement will be binding upon and will inure to the benefit of each party and each party’s respective transferees, successors and assigns. Notwithstanding the foregoing, Licensee may not transfer, delegate, or assign this Agreement or any rights or obligations hereunder without the prior written consent of Licensor (not to be unreasonably withheld, conditioned, or delayed), except that Licensee may, without such consent, assign this Agreement in its entirety and the rights, obligations, and interests of Licensee to an Affiliate or to any third party purchaser of all or substantially all of its assets to which this Agreement relates or all of its equity, or to any third party successor entity resulting from any merger or consolidation of Licensee with or into such corporation (including any Change in Control transaction); provided, in each case, that the assignee agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon, and enforceable by Licensor against, any Person that (a) is a successor of the Licensee or (b) acquires all or substantially all of the assets of the Licensee, in each case whether by operation of law, Change in Control or otherwise.

Article 14

USE OF NAME

Licensee shall not use the name, logo, likeness, trademarks, image, or other intellectual property of Licensor for advertising, marketing, endorsement, or any other purposes without the specific prior written consent of an authorized representative of Licensor as to each such use. Licensee shall not make any public announcements, make any public statements, issue any press releases, or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the specific prior written consent of an authorized representative of Licensor.

Article 15

EXPORT CONTROLS; REGULATORY CLEARANCE

15.1 Export Controls. Neither Licensee nor any of its Sublicensees shall, directly or indirectly, export (including any “deemed export”), nor re-export (including any “deemed re-export”) the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of any applicable U.S. Laws. Licensee and each Sublicensee shall include a provision identical in substance to this Section 15.1 in its agreements with its Sublicensees, third party wholesalers, distributors, customers and end-users requiring that these Persons comply with all applicable U.S. Laws, including all applicable U.S. export Laws. For the purposes of this Section 15.1, the terms “deemed export” and “deemed re-export” have the meanings set forth in Section 734.2(b)(2)(ii) and Section 734.2(b)(4), respectively, of the Export Administration Regulations (EAR) (15 CFR §§ 734.2(b)(2)(ii) and 734.2(b)(4)).

15.2 Regulatory Clearances. Licensee shall, at Licensee’s expense, comply with all regulations and safety standards concerning Licensed Products developed and commercialized by or under the authority of Licensee and obtain all necessary governmental approvals for the development, production, distribution, sale, and use of Licensed Products developed and commercialized by or under the authority of Licensee, including any safety or clinical studies. Licensee shall have responsibility for and provide suitable warning labels, packaging, and instructions as to the use for such Licensed Products.

Article 16

MARKING

Licensee and any Sublicensee shall comply with the patent marking provisions of 35 USC § 287(a), which may include marking Licensed Products with the word “patent” or the abbreviation “pat.” and either the numbers of the relevant Licensed Patents or a web address that is freely accessible to the public and that associates the Licensed Products with the relevant Licensed Patents. Licensee shall include in all Sublicenses a patent marking requirement substantially identical to this Article 16. Licensee and any Sublicensee shall also use reasonable efforts to comply with the patent marking laws of the relevant countries in the Territory in marking Licensed Products sold in such countries.

Article 17

SEVERABILITY

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Article 18

ANTI-KICKBACK AND STARK LAW

Licensee agrees to comply with all applicable Laws. Without limiting the foregoing, by entering into this Agreement, the Licensee will comply with all applicable laws, rules and regulations including: (i) the federal anti-kickback statute (42 U.S.C. §1320a-7b) and the related safe harbor regulations; and (ii) the Limitation on Certain Physician Referrals, also referred to as the “Stark Law” (42 U.S.C. 1395nn). Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommendation of or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business. In the event that any part of this Agreement is determined to violate federal, state, or local laws, rules, or regulations, the parties agree to negotiate in good faith revisions to the provision or provisions that are in violation.

Article 19

CONFLICT OF INTEREST

Licensor maintains and adheres to a Conflict of Interest Policy. In that connection Licensee represents as of the Effective Date that no Licensor employees, officers, trustees, or directors are owners, consultants, employees, officers, or directors of Licensee or any of its Affiliates or serve on any boards or committees of or in any advisory capacity with Licensee or any of its Affiliates

Article 20

HEADERS

The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

Article 21

BENEFIT AND WAIVER

The failure of either party to comply with any obligation, covenant, agreement, or condition under this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party on granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of the Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be waiver of any other or subsequent breach.

Article 22

ENTIRE AGREEMENT

This Agreement (together with any exhibits, schedules, or appendices attached hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous or contemporaneous negotiations, commitments, and writings with respect to such subject matter (including, without limitation, the Side Letter). Neither party shall be obligated by any undertaking nor representation regarding the subject matter hereof other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

Article 23

MISCELLANEOUS PROVISIONS

23.1
Performance and Exercise by Affiliates. Licensee shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by, any of its Affiliates and the performance of such obligations by any such Affiliate shall be deemed to be performance by Licensee; provided, however, that Licensee shall be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any Affiliate performing obligations of Licensee hereunder shall be deemed to be a failure by Licensee to perform such obligations.
23.2
Force Majeure. Neither party shall be liable to the other party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by or results from acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, omissions or delays in acting by a Governmental Authority, acts of a Governmental Authority or judicial orders or decrees or restrictions or any other reason which is beyond the control of the respective party. The party affected by force majeure shall provide the other party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable.
23.3
Amendment. No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party.
23.4
Further Assurances. Each party shall, upon the request of the other party, promptly execute such documents and take such further actions as may be necessary to give full effect to the terms of this Agreement.
23.5
Debarment. Licensee hereby represents and warrants that it has not been debarred, suspended, excluded, or otherwise determined to be ineligible to participate in federal healthcare programs or federal procurement and non-procurement programs (collectively, “Debarred”) and Licensee agrees not to engage or assign any employee, agent, or contractor (“Agent”) to perform services under this Agreement who has been Debarred. Licensee acknowledges that Licensor shall have the right to terminate this Agreement immediately without further obligation in the event that Licensee or an Agent is Debarred and not promptly removed. Accordingly, Licensee shall provide Licensor with immediate notice if during the Term of this Agreement Licensee (a) receives notice of action or threat of action with respect to its Debarment or (b) becomes Debarred.

23.6
Independent Contractors. Both parties are independent contractors under this Agreement. Nothing contained in this Agreement will be deemed to create an employment, agency, joint venture, or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.
23.7
Tax Exempt Status. The parties recognize that Licensor is a non-profit, tax-exempt organization and agree that this Agreement will take into account and be consistent with Licensor’s tax-exempt status. If any part or all of this Agreement is determined to jeopardize the overall tax-exempt status of Licensor and/or any of its exempt Affiliates, then the parties will meet and discuss in good faith actions to be taken to address such concern.
23.8
Waiver of Automatic Stay. In the event Licensee is the subject of any voluntary or involuntary proceeding under the Bankruptcy Code, Licensee hereby unconditionally and irrevocably agrees that Licensor is immediately entitled, without notice, demand, or any other action, to relief from the automatic stay so as to allow Licensor to enforce its rights and remedies under this Agreement, or at law and in equity under applicable state law. Licensee hereby consents to the immediate lifting, without notice, demand, or any other action, of any such automatic stay and agrees that it shall not, in any manner, contest or otherwise delay any motion filed by Licensor for relief from the automatic stay. Licensor’s enforcement of this stay waiver is subject to the approval of the bankruptcy court in which the case is then pending.
23.9
Equitable Relief. Each party acknowledges that a breach by the other party of this Agreement may cause the non-breaching party irreparable harm, for which an award of damages would not be adequate compensation and, in the event of such a breach or threatened breach, the non-breaching party shall be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and the parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.
23.10
Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party but all such counterparts taken together will constitute one and the same agreement. A signed copy of this Agreement delivered by e-mail to which a PDF copy is attached shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives effective as of the Effective Date.

The Cleveland Clinic Foundation

By	[***]
Name	[***]
Title	[***]
Date	August 18, 2026

Aspen Neuroscience, Inc.

By	/s/ Damien McDevitt
Name	Damien McDevitt
Title	CEO
Date	August 18, 2026

By signing below, Parker Hannifin Corporation, acting by and through its Electronic Motion & Controls Division, consents to the transactions contemplated by this Agreement and acknowledges and agrees that this Agreement is permitted under and complies in all respects with the IIA:

Parker Hannifin Corporation, Electronic Motion and Controls Division

By
Name	[***]
Title	[***]
Date	9/23/2026

Appendix A

LICENSED PATENTS

[***]

Appendix A-1

Exhibit A

Description of Software

[***]

A-1

Exhibit B

Excluded Indications

[***]